Morgan Stanley
U.S. Financials Conference

February 3, 2010

Disclaimer & Forward-Looking Statements

Statements in this document and presented orally at the conference, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions. The Company’s results reported above reflect the impact of acquisitions completed within the periods reported. Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

Discussion Topics

•	Company Profile and Business Priorities
•	2009 Highlights
•	Financial Performance
•	2010 Outlook

Company Profile 12/31/09

Preeminent New England bank franchise with strong capital levels and poised for growth

Market Capitalization Assets Loans Deposits Branches ATMs Employees (FTE)	$1.27 B $8.43 B $4.76 B $5.02 B 87 104 1,069

The NewAlliance Franchise

[MAP]

Executive Management Team

Name	Title	Years in Industry	Prior Experience
Peyton R. Patterson	Chairman, President & Chief Executive Officer NewAlliance Bancshares	27	Dime Bancorp (NY) Chemical Bank/Chase Manhattan (NY) CoreStates Financial Corp. (PA)

Glenn I. MacInnes	Executive Vice President & Chief Financial Officer	26	Citigroup, Inc (NY) First Union/First Fidelity Bank (NJ) United Jersey Bank/Mid-State (NJ)

C. Gene Kirby	President, NewAlliance Bank	24	SunTrust Bank (GA)

Gail E.D. Brathwaite	Executive Vice President & Chief Operating Officer	30	Dime Bancorp (NY)

Donald T. Chaffee	Executive Vice President & Chief Credit Officer	37	Dime Bancorp (NY) Chase Manhattan Bank (NY)

Mark Gibson	Executive Vice President & Chief Marketing Officer	25	BBVA/Compass Bank (AL) Coopers & Lybrand (NY)

Koon-Ping Chan	Executive Vice President & Chief Risk Officer	31	Dime Bancorp (NY) Chase Manhattan Bank (NY)

Fourth Quarter Highlights (2008 vs. 2009)

✓  Net income of $12.1 million, up 25.7%

✓  Record revenue growth

s	Increased 11.1%
s	NIM expanded 23 bps to 2.82% -- highest in 3 years
s	Core fee income up 5%

✓  Strong balance sheet growth

s	Record deposits of $5.02 billion, up 13%
s	Core deposits increased 32.5%
s	Loan originations up 56%
s	Record organic mortgage originations -- over $1.0 billion

2009 Highlights

✓	Record Deposit Market Share Growth Up 12.5%

✓	Increased EPS by 2 ¢ to 47 ¢ Up 9%, excluding special FDIC insurance charge (up 4%)

✓	Overall Revenue Improvement Up 7%
✓	Flat expenses Exclusive of FDIC and retirement expense

✓	Continued strong credit discipline Provision and NCO's decline in 4th quarter to year low

✓	Robust capital levels Poised to grow
-- 11.08% TCE
-- 19.92% Tier 1 risk based capital ratio

Financial Performance

Strong Business Momentum

Revenue
[CHART]
Quarterly Trend
  Net interest income before provision + 3.4% linked quarter
  Net interest income before provision + 12.0% vs prior year
  Core non-interest income + 5% vs prior year
  Core non-interest income - 5% vs. linked quarter due to lower Investment/Trust fees

[CHART]	Full Year 7% improvement in total revenue Net interest income + 7% Non-interest income + 6%

Non-interest Expense

[CHART]	Quarterly Trend Linked quarter expense increase reflects: One time retirement related expense $1.5MM Pension true-up $0.6MM Launch of ABL $0.4MM Seasonal expenditures $0.3MM
[CHART]	Full Year Excluding $9.8MM in FDIC costs, total non-interest expenses were down $4.1MM, or 2%

2009 Deposit Growth

[CHART]	Record Deposit Growth Total deposits over $5 billion. Deposits up 13% vs prior year Core deposits up 32% to $3.5 billion Loan to deposit ratio improved to 95%

Interest Expense Drivers

Cost of Deposits*
[CHART]	Cost of Deposits Continue to reduce cost of deposits Down 92 basis points from end of year 2008 Down 15 basis points from linked quarter
[CHART]	Cost of Borrowing Down 28 basis points from end of year 2009 Down 5 basis points from linked quarter Continue to pay down higher rate FHLBB
*Rates represent month averages

Continued Expansion of NIM

[CHART]

Consecutive NIM Expansion
  23 basis point expansion vs. prior year quarter
  11 basis point expansion over linked quarter

Loan Originations / Portfolio

Quarterly Trend
[CHART]	4th Quarter Originations Loan originations totaled $338M for the quarter Up 56% vs. prior year quarter Linked quarter down due to seasonality
[CHART]	Organic originations outpace 2008 Loan originations totaled $1.5 B for the year Up 15% vs. prior year 1 billion originated in residential loans

Loan Balances

[CHART]

  Lower outstanding vs. prior year primarily attributable to run-off in purchased residential portfolio - $205MM
  Continued growth in commercial real estate portfolio

Aggressively Managed Credit Quality

Credit Quality Trends - NAL vs. Peers

[CHART]	Credit Quality Total delinquencies – 1.54%(at 12/31/09) Delinquencies continue to track well below the state and national average
[CHART]	Non-Performing Loans Slight increase of 4 bps linked quarter Provision of $3.5 million for quarter Reserve of $52.5 million (12/31/09)

Total Loan Portfolio
 December 31, 2009

	Dec. 31, 2009
($ In Millions)	Balance
Residential Mortgages	2,397
Commercial Real Estate	1,101
Consumer Loans	721	[CHART]
C & I	409
Commercial Construction	103
Residential Development	29
Asset Based Lending	2
Total Loans	4,763

Residential / Home Equity Portfolio
December 31, 2009

Residental Mortgage Portfolio $2.4 billion	● Percent of total loans:	50%
	● Total delinquencies	1.96%
	● Net credit losses	0.15%
CHART	● Updated FICO	748
	● Updated LTV	59%

Home Equity Portfolio	● Percent of total loans:	15%
	● Total delinquencies	0.69%
CHART	● Net credit losses	0.06%
	● Updated FICO	748
	● Updated LTV	65%
	● Line utilization	49%

Total CRE Portfolio
December 31, 2009

[CHART]
[CHART]	Total delinquencies 0.66% Non-performing loans 0.56% Net credit losses 0.25%

C&I Portfolio
December 31, 2009

[CHART]	Percent of total loans 9% Total delinquencies 2.35% Net credit losses .87%

CML By NAICS Code

	%		%		%
Manufacturing	17%	Condominium Associates	7%	Finance & Insurance	3%
Construction	13%	Professional, Scientific & Technical Srvcs	7%	Educational Services	2%
Wholesale Trade	8%	Health Care & Social Assistance	6%	Administrative, Support & Waste Mgmt	2%
Retail Trade	8%	Transportation & Warehouse	3%	Accommodation & Food Services	2%
Real Estate, rental & Leasing	8%	Arts, Entertainment & Recreation	3%	Other Services	10%

Residential Development Portfolio Snapshot
December 31, 2009

Total portfolio: Percent of total loans: Total delinquencies Net credit losses Total condo portfolio Total NPLs for condo portfolio	$29.3 million 0.62% 8.41% 0.64% $11.5 million $1.9 million	[CHART ]

Quarterly Net Charge-offs by Category
December 31, 2009

($'s in thousands)	Portfolio size	Q4 2009 Net Charge-offs	Q4 2009%	Q3 2009%	Q4 2008%

Residential Mortgages	2,396,303	883	0.15	0.16	0.07

Consumer Loans	721,281	213	0.12	0.25	0.12

C&I	409,149	890	0.87	2.78	0.51

ABL	2,062	-	-	-	-

Commercial Real Estate	1,100,882	691	0.25	(0.05)	-
(Permanent)

Commercial Construction	103,117	-	-	-	-

Residential Development	29,251	47	0.64	11.80	14.95

Total	4,762,045	2,724	0.23	0.43	0.25

Investment Portfolio
December 31, 2009

Total Fixed Income Portfolio:  $2.62 billion

Trust Preferred
s	Book: $48.75 mm
s	Market: $33.30 mm

Private MBS
s	Book: $23.87 mm
s	Market: $20.86 mm

Robust Capital

Tier 1 Risk Based Ratio [CHART]	Robust Capital Levels No participation in TARP Excellent ratios $2.6 billion investment portfolio
Tangible Capital Equity Ratio [CHART]	Poised to Grow Expanded lines of business to include Asset Based Lending Filed a shelf registration 10/27/09 Focused M&A strategy

GAP Report

	Dec-09		< 3 Months		3 - 12 Months		< 1 Year Gap
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate

Assets:
Cash and Due From Banks	96,927	-	-	-	-	-	-	-
Short Term Investments	85,050	0.61	85,050	0.61	-	-	85,050	0.61
Long Term Investments	2,654,391	4.06	410,095	2.73	640,184	4.37	1,050,279	3.73
Total Investments:	2,739,441	3.96	495,145	2.36	640,184	4.37	1,135,329	3.50
Loans - Adjustable and Variable	3,063,601	5.12	826,961	4.23	565,495	5.28	1,392,455	4.65
Loans - Fixed	1,659,163	5.75	124,620	5.73	337,544	5.72	462,164	5.72
Total Loans:	4,722,764	5.35	951,580	4.43	903,039	5.44	1,854,619	4.92
Nonaccrual Loans	51,172	-	-	-	-	-	-	-
Other Assets	821,755	-	-	-	-	-	-	-
Total Assets	8,432,059	4.28	1,446,725	3.72	1,543,223	5.00	2,989,948	4.38
Liabilities:
Certificates of Deposit	1,481,445	2.52	535,340	2.78	544,079	1.93	1,079,419	2.35
Core Accounts	3,560,166	0.77	121,510	0.96	952,950	0.96	1,074,460	0.96
Total Deposits:	5,041,611	1.29	656,849	2.45	1,497,030	1.31	2,153,879	1.66
Borrowed Money	1,889,928	4.05	266,415	3.26	478,190	4.18	744,605	3.85
Other Liabilities	65,567	-	-	-	-	-	-	-
Total Liabilities	6,997,106	2.02	923,264	2.68	1,975,219	2.01	2,898,484	2.22

Capital:	1,434,953	-	-	-	-	-	-	-
Total Liabilities & Equity	8,432,059	1.68	923,264	2.68	1,975,219	2.01	2,898,484	2.22

Total Rate Sensitive Assets:	7,396,836	4.88	1,446,725	3.72	1,543,223	5.00	2,989,948	4.38
Total Rate Sensitive Liabilities:	6,379,789	2.22	923,264	2.68	1,975,219	2.01	2,898,484	2.22
	Cumulative RSA/RSL:		1.57		1.03		1.03
	Period Gap:		523,460		(431,996)
	Cumulative Gap:		523,460		91,464		91,464
	Cumulative Gap/Total Assets:		6.21%		1.08%		1.08%

2010 Outlook

Accomplishments

2009 characterized by healthy organic growth with an eye to future expansion

-	Robust growth in core deposits and market share
-	Significant reduction in deposit costs
-	Material expansion of loan originations
-	Flat expenses while funding investments in management team and Asset Based Lending
-	Superior credit quality
-	Strong revenue and earnings growth

2010 Outlook

NewAlliance is well poised to grow revenue and earnings

-	Customer and core deposit growth
-	NIM expansion
-	Diversified loan growth
-	Moderate core fee income growth
-	Expense control with targeted investments
-	Cautious optimism regarding credit quality